SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2007
THE GOODYEAR TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 796-2121
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     A copy of the news release issued by The Goodyear Tire & Rubber Company (the “Company”) on Friday, April 27, 2007, describing its results of operations for the first quarter of 2007 is attached hereto as Exhibit 99.1.
Item 8.01 Other Events.
     The Company’s proxy statement filed on March 9, 2007, contained the following discussion with respect to communications with the Board of Directors:
As described on Goodyear’s website at http://www.goodyear.com/investor/investor contact brd.html, shareholders may communicate with the Board or any of the Directors (including, the Lead Director or the Non-Management Directors as a group) by sending correspondence to the Office of the Secretary, The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001. All communications will be compiled by the Secretary and submitted to the Board or the individual Directors on a periodic basis.
     As set forth below, and as required by the corporate governance rules of the New York Stock Exchange, the Company is updating this discussion to clarify that “interested parties” may also use this method to communicate with the Board of Directors.
As described on Goodyear’s website at http://www.goodyear.com/investor/investor contact brd.html, shareholders or other interested parties may communicate with the Board or any of the Directors (including, the Lead Director or the Non-Management Directors as a group) by sending correspondence to the Office of the Secretary, The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001. All communications will be compiled by the Secretary and submitted to the Board or the individual Directors on a periodic basis.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: April 27, 2007	By	/s/ C. Thomas Harvie

C. Thomas Harvie Senior Vice President, General Counsel and Secretary

Exhibit Index
99.1        News Release dated April 27, 2007.